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                                                                    EXHIBIT 10.8

                                PROMISSORY NOTE

$900,000                                                New York, New York
                                                        August 2, 1999

       A.  GENERAL TERMS OF PAYMENT

           1. FOR VALUE RECEIVED, the undersigned, West Star Energy Group formerly known as Mid-States Fuels, Inc., a California corporation having an office at Atwater, 695 Atwater Blvd., Atwater, CA 95301 and LLO-Gas, Inc. a California corporation, having an office at Laws Bulk Plant, 108 Dehy - Law, Bishop, CA 93514 and 23805 Stuart Ranch Road, Suite 265, Malibu, CA 90265 and LLO-Gas, Inc., a Delaware Corporation having an office at 1013 Centre Road, Wilmington, DE 19805, (the "Borrower"), hereby promises to pay to the order of Capstone Capital, LLC, a Delaware limited liability company ("Capstone") having an office at 515 Madison Avenue, New York, New York 10022, its successors, assigns and subsequent holders of this Note (collectively, the "Lender"), the principal sum of Nine Hundred Thousand Dollars and no cents ($900,000), or so much thereof as may be advanced and outstanding, payable with interest 3 days from the date of each cash advance or drawing under any letter of credit issued by Capstone on behalf of the Borrower (the "Maturity Date")

           2.   Interest.  Subject to Section A.3 hereof, from and after the
                --------
date of this Note and through and including the Maturity Date, interest shall accrue on the unpaid principal amount outstanding under this Note, and shall be payable by the Borrower on the Maturity Date, at a rate equal to 4% per annum above the rate of interest designated by Chase Bank and in effect from time to time as its "Prime Rate", adjusted when such Prime Rate changes.

           3.   Default Interest.  At all times after the Maturity Date and/or
                ----------------
during the continuance of an Event of Default (as hereinafter defined), interest shall accrue on any unpaid principal amount outstanding under this Note, and shall be payable by the Borrower upon demand of the Lender, at a rate equal to 24% per annum (the "Default Rate").

           4.   Mandatory Prepayment.  The Borrower shall, in accordance with
                --------------------
Section 9 hereof, immediately prepay this Note in whole at any time or in part from time to time in the amount set forth in Section 8 of the Supply Agreement, dated as of even date herewith (as same may be amended, modified, restated or supplemented from time to time the "Supply Agreement"), between Borrower and Capstone.

           5.   Optional Prepayment.  The Borrower shall have the right to
                -------------------
prepay this Note in whole at any time or in part from time to time without penalty or premium.

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          6.   Guarantees; Other Agreements.  This Promissory Note shall be secured by and have the benefit of (i) the personal guarantee (the "Guarantee") of even date herewith executed by John D. Castellucci, individually (the "Guarantor"), and (ii) the Security Agreement of even date herewith (the

"Security Agreement") between the Borrower and Capstone.  For the purposes of
--------------------
this Promissory Note the term "Loan Instruments" shall mean the Personal
                              ------------------
Guarantees, the Security Agreement, and this Note, together with the various other mortgages, assignments, instruments and other documents creating or evidencing the Lender's interest in any collateral securing or intended to secure anyone's obligations under any of the foregoing.

          7.   Subordination.  The obligations of the Borrower under this Note
               -------------
shall be fully subordinated, in payment and otherwise, to all obligations of the Borrower under the Supply Agreement of even date herewith, between the Borrower and Capstone (the "Supply Agreement").
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          8.   Manner of Payment.  All payments by the Borrower on account of
               -----------------
principal interest or fees hereunder shall be made in lawful money of the United States of America in immediately available funds.

          9. Payment. (a) All payments of principal, interest, fees and other amount due the Lender pursuant to this Note and the other Loan Instruments shall be made in immediately available funds by 12:30 P.M. (New York City time) on the date payment is due to the Lender at its offices at the address set forth in the Introduction, and, or as otherwise instructed by the Lender. All advances and payments made pursuant to this Note and the other Loan Instruments may be recorded by the Lender on its books and records, and such records shall be conclusive as to the existence and amounts thereof absent manifest error; failure to so record shall not relieve Borrower of any of its obligations hereunder; (b) Should any payment become due and payable on other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and in the case of any payment of principal, interest shall be payable thereon at the rate per annum specified in this Note during such extension; (c) Any payment received by the Lender hereunder shall be applied in the following order of priority: (a) first, to the payment or reimbursement of any fees, costs or expenses incurred by the Lender in connection with the enforcement of Lender's rights hereunder, (b) second, to the payment of interest, if any, accrued on the then outstanding unpaid principal amount hereunder, and (c) third, to the reduction of any portion of the principal amount then outstanding hereunder.

          10.  No Usury.  This Note is subject to the express condition that at
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no time shall the Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject the Lender to either civil or criminal liability as a result of being in excess of the maxim interest rate which the Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, the Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the interest rate that would be applicable hereunder but for the provisions of this Section A.9 shall be deemed to be immediately reduced to such maximum rate and any payments in excess of the

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maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. Notwithstanding the foregoing, the Borrower will not be obligated to pay interest in excess of twenty-five percent (25%) per annum.

          11.  Lost or Damaged Note.  In the event of the loss, theft or
               --------------------
destruction of this Note, the Borrower shall execute and deliver an identical new Note to the Lender in substitution therefor upon the Borrower's receipt of
(i) notice from the Lender confirming such event and (ii) an indemnity agreement from (and in such form and substance as may be acceptable to) the Lender if requested by the Borrower. In the event of mutilation of or other damage to this Note, the Borrower shall execute and deliver an identical new Note to the Lender in substitution therefore, following which the Lender will return the mutilated or damaged Note to the Borrower.

     B.   EVENTS OF DEFAULT: REMEDIES

     If any of the following events (each such event, an "Event of Default")
                                                         ------------------
shall occur and be continuing:

          1. The Borrower shall fail to make any payment of principal of or interest on this Note (including, without limitation, any mandatory prepayment of principal) or any other amount when due (or, if applicable, when demanded by the Lender) hereunder;

          2. The Borrower shall default in the performance or observance of any covenant or agreement contained in this Note, excluding Section B. Paragraph 1, above, and not cure said default within 30 days of notice;

          3. An event of uncured default or default shall occur and be continuing under any other agreement, document or instrument executed and delivered to the Lender by the Borrower including without limitation, the Supply Agreement or any guarantor or hypothecator relating to any Liabilities (as hereinafter defined), including, but not limited to, the Loan Instruments.

          4. Any material representation or warranty made by or on behalf of the Borrower in this Note or in any other certificate, agreement, instrument or document delivered to the Lender by or on behalf of the Borrower shall at any time prove to have been incorrect when made in any material respect;

          5. The Borrower or any of the Guarantors shall default in the payment of principal or interest on any indebtedness for borrowed money (including any such indebtedness in the nature of a lease) or shall default in the performance or observance of the material terms of any instrument pursuant to which such indebtedness is outstanding, the result of which is to cause the same to become due prior to its stated maturity and whether or not such default is waived by the holder thereof);

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          6.     Any material change in the condition or affairs (financial or otherwise) of the Borrower or any of the Guarantors shall occur which, in the sole opinion of the Lender, increases its risk with respect to the loan evidenced by this Note;

          7. The Borrower, or any Guarantors of this Note, shall become insolvent, make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent or bankrupt, admit in writing its respective inability to pay its debts as they mature, petition or apply for, consent to, or acquiesce in the appointment of, a trustee or receiver its or for a substantial part of its respective property; or any other bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding shall be instituted by or against the Borrower or any Guarantors, and if instituted, shall be consented to or acquiesced in or shall not be dismissed or, if contested, stayed within a period of thirty (30) days; or any judgment, writ of attachment or execution or any similar process shall be issued or levied against a substantial part of the property of the Borrower, or of any Guarantors, and shall not be released, stayed, bonded or vacated within a period of thirty (30) days after its issue or levy; and

          8. A Change in Control (as hereinafter defined) of the Borrower or any Affiliate (including, without limitation, West Star Energy Group formerly known as Mid-State Fuels, Inc., and LLO-Gas, Inc., a California corporation, and LLO-Gas, Inc., a Delaware corporation) shall occur, or a change in any executive officer of the Borrower not approved in advance by Capstone. For the purposes of this Agreement, "Change in Control' shall mean (i) a "change in control" as
                   -------------------
such term is used in Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended at the date hereof ("Act"), (ii) a change in control as the term "control" is defined in Rule 12b-2 promulgated under the Act, (iii) when any "person" (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Act) becomes a beneficial owner, directly or indirectly, of securities of the Borrower representing thirty (30%) percent or more of the Borrower's or any Affiliate's then outstanding securities having the right to vote on the election of directors, (iv) when individuals who are members of the Borrower's or any Affiliate's Board of Directors at any one time shall immediately thereafter cease to constitute a majority of the Board of Directors or (v) when a majority of the directors elected at any annual or special meeting of stockholders are not individuals nominated by the Borrower's or Affiliate's incumbent Board of Directors; then, and in any such event, the Lender may declare the entire unpaid principal amount of this Note and all interest, fees and expenses accrued and unpaid hereunder to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower. The balance of every account of the Borrower with, and each claim of the Borrower against, the Lender existing from time to time shall be subject to a lien and subject to be set off against any and all Liabilities, including (without limitation) those hereunder.

          For the purposes of this Note, the term "Liabilities" shall mean the
                                                   ------------
indebtedness evidenced by this Note and the Supply Agreement and all other indebtedness, liabilities and

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obligations of any kind of the Borrower (or any partnership or other group of which the Borrower is a member) to (a) the Lender, (b) any group of which the Lender is a member, or (c) any other person if the Lender has participation or other interest in such indebtedness, liabilities or obligations, whether (i) for the Lender's own account or as agent for others, (ii) acquired directly or indirectly by the Lender from the Borrower or others, (iii) absolute or contingent, joint or several, secured or unsecured, liquidated or unliquidated, due or not due, contractual or tortious, now existing or hereafter arising, or
(iv) incurred by the Borrower as principal, surety, endorser, guarantor or otherwise, and including without limitation all expenses, including attorneys' fees, incurred by the Lender in connection with any such indebtedness, liabilities or obligations.


     C.   MISCELLANEOUS

          1.     Covenants.  So long as any obligation under this Note shall
                 ----------
remain unpaid, the Borrower agrees to (a) notify the Lender in writing within three (3) business day after the occurrence thereof of any Event of Default (or any event or circumstance that, with the giving of notice or the passage of time or both, would constitute an Event of Default (a "Default"), describing in
                                                  --------
sufficient detail the nature thereof and what steps the Borrower is taking or will take to cure such Event of Default or Default, (b) at any reasonable time and from time to time, permit the Lender or any of its agents or representatives to examine and make copies of and abstracts from their records and book of account, visit their properties and discuss their affairs, finances and accounts with any of their officers, directors or independent accountants and (c) Borrower shall have ten (10) days to cure said default from the first date of default as determined by the Lender.

          2.     No Waiver: Remedies Cumulative.  No failure on the part of the
                -------------------------------
Lender to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Lender of any right hereunder preclude any other or further exercise thereof or the exercise of any other rights. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          3.     Costs and Expenses.  The Borrower shall reimburse the Lender
                 ------------------
for all reasonable fees, costs and expenses incurred by the Lender, including (without limitation) the fees and disbursements of counsel to the Lender, in connection with enforcement of the Lender's rights hereunder. The Borrower shall also pay any and all taxes (other than taxes on or measured by net income of the holder of this Note) incurred or payable in connection with the execution and delivery of this Note.

          4.     Amendments.  No amendment, modification or waiver of any
                 ----------
provision of this Note nor consent to any departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

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          5.     Construction.  This Note shall be deemed to be a contract made
                 ------------
under the laws of the State of New York and shall be construed in accordance with the laws of said State without regard to principles of conflict of laws or choice of law.

          6.     Successors and Assigns; Assignment; Participations.  Whenever
                 --------------------------------------------------
in this Note or any other Loan Instrument reference is made to any party, such reference shall be deemed to include the successors, assigns, participants, heirs and legal representatives of such party, and, without limiting the generality of the foregoing, all Guarantees, warranties, covenants and other agreements made by or on behalf of the Borrower in this Note and the other Loan Instruments shall inure to the benefit of the successors and assigns of the Lender; provided, however, that nothing herein shall be deemed to authorize or permit the Borrower to assign any of its rights or obligations under this Note or any other Loan Instrument to any other person (whether or not an affiliate of the Borrower), and the Borrower covenants and agrees that it shall not make any such assignment. The Lender from time to time may assign and/or grant participation interests to one or more other persons all or any portion(s) of its rights and interests and/or obligations under this Note and the other Loan Instruments, including (without limitation) to any person of all or any portion(s) of its rights to payments of principal and /or interest under the Note(s) and other Loan Instruments, and may take any and all reasonable actions necessary or appropriate in connection with any such assignment, all without notice to or consent of the Borrower or an other person.

          7.     Severability.  The provisions of this Note are severable, and
                 ------------
if any provision shall be held invalid or unenforceable in whole or in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this
Note in any jurisdiction.

          8.     Jurisdiction: Waiver of Jury Trial.  The Borrower hereby
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irrevocably consents to the jurisdiction and venue of any New York State or
Federal court located in New York County, New York, over any action or proceeding arising out of any dispute between the Borrower and the Lender under this Note or otherwise, and the Borrower further irrevocably consents to the service of process in any such action or proceeding by the mailing of a copy of such process to the Borrower at the address set forth in the first paragraph of this Note. THE BORROWER AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS NOTE, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING, BETWEEN THE BORROWER AND THE LENDER.

          9.     Set-off.  The Borrower hereby waives the right to interpose any
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and all defenses, set-offs, counterclaims, cross-claims or abatements with respect to, in connection with, or arising out of this Note; provided, however, that nothing in this Section C.9 shall prevent the Borrower from asserting, in a separate and independent proceeding, any claim it may have against the Lender.

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          10.  Borrower expressly waives any presentment, protest, notice of protest or notice of any kind except as expressly set forth in the Security Agreement.

This Note shall be governed by the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives on the date first above written.


     /s/  [illegible]                      /s/ John Castellucci
-----------------------------          ---------------------------------
Witness                                John D. Castellucci, President
                                       West Star Energy Group


     /s/  [illegible]                      /s/ John Castellucci
-----------------------------          ---------------------------------
Witness                                John D. Castellucci, President
                                       LLO-Gas, Inc., a Delaware corporation


     /s/  [illegible]                      /s/ John Castellucci
----------------------------           ---------------------------------
Witness                                John D. Castellucci, President
                                       LLO-Gas, Inc., a California corporation


     /s/  [illegible]                      /s/ John Castellucci
----------------------------           ---------------------------------
Witness                                John D. Castellucci, Individually
                                       as Guarantor

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ACCEPTED AND AGREED

Capstone Capital, LLC


By:          /s/ Joseph F. Ingrassia
    ------------------------------------------
            Joseph F. Ingrassia
            Member

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Address For Notices:

West Star Energy
Atwater
695 Atwater Blvd.
Atwater, CA 95301

LLO-Gas, Inc.
Laws Bulk Plant
108 Dehy -Laws
Bishop, CA 93514

LLO-Gas, Inc.
23805 Stuart Ranch Road
Suite 265
Malibu, CA 90265

LLO-Gas, Inc.
1013 Centre Road
Wilmington, DE 19805

John D. Castellucci
5740 Kanan Dume
Malibu, CA 90265

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